Exhibit 10.2

CEPHALON, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

i

1.                                      PURPOSE OF THE PLAN

The 2010 Cephalon, Inc. Employee Stock Purchase Plan is intended to promote the interests of the Company (as defined in Article 2) by providing Eligible Employees (as defined in Article 2) of a Participating Employer (as defined in Article 2) with the opportunity to acquire a proprietary interest in the Company through participation in an employee stock purchase plan designed to qualify under section 423 of the Internal Revenue Code of 1986, as amended.  The Plan (as defined in Article 2) is not intended and shall not be construed as constituting an “employee benefit plan” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

2.                                      DEFINITIONS

(a)   “1933 Act” shall mean the Securities Act of 1933, as amended.

(b)   “Board” shall mean the Company’s Board of Directors.

(c)   “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)   “Common Stock” shall mean the common stock of the Company.

(e)   “Company Affiliate” shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.

(f)    “Company” shall mean Cephalon, Inc., and any corporate successor to all or substantially all of the assets or voting stock of Cephalon, Inc. that shall adopt the Plan.

(g)   “Compensation” shall mean the regular base salary paid to a Participant by one or more Participating Employers during the Participant’s period of participation in an Offering Period under the Plan.  Such Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code section 401(k) salary deferral plan, any Code section 125 cafeteria benefit program or any Code section 132(f)(4) transportation fringe benefit program now or hereafter established by a Participating Employer.  However, Compensation shall not include any contributions made by a Participating Employer on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code section 401(k), Code section 125, or Code section 132(f)(4) contributions deducted from such Compensation).

(h)   “Effective Date” shall mean May 20, 2010, subject to stockholder approval of the Plan.

(i)    “Eligible Employee” shall mean any person who is employed by a Participating Employer as an employee on a basis under which he or she is regularly expected to render more than twenty hours of service per week for earnings to be considered wages under Code section 3401(a).  Notwithstanding any provision contained in the Plan to the contrary, any individual who is classified by a Participating Employer as an independent contractor or who is otherwise treated by a Participating Employer as other than an employee on its payroll records, shall not be an Eligible Employee.

(j)    “ESPP Brokerage Account” shall mean the brokerage account in which the shares of Common Stock purchased on behalf of each Participant are deposited.

(k)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)    “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)            If the Common Stock is at the time traded on a national securities exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal or such other source as the Board deems reliable.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Plan Administrator on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code.

(m)  “Offering Period” shall mean the period during which shares of Common Stock shall be offered for purchase under the Plan as described in Section 5.

(n)   “Participant” shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.

(o)   “Participating Employer” shall mean the Company and such Company Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.  The Participating Employers in the Plan are listed in the attached Schedule A.

(p)   “2010 Plan” shall mean the Cephalon, Inc. 2010 Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.

(q)   “Plan Administrator” shall mean the committee appointed by the Board to administer the Plan.

(r)    “Purchase Date” shall mean the last business day of each Offering Period.  The initial Purchase Date shall be December 31, 2010.

3.                                      ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code section 423.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.  As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant.  The Plan Administrator may delegate its ministerial duties to one or more subcommittees or to a third party administrator, as it deems appropriate.

4.                                      STOCK SUBJECT TO PLAN

(a)   Number of Shares.  Subject to adjustment as described below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan is 350,000 shares.  The stock purchasable under the Plan may be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.

(b)   Adjustment.  If there is any change in the number or kind of shares of Common Stock outstanding by reason of any stock split or reverse stock split, stock dividend, spinoff, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder.  In addition, the Plan Administrator shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this Section 4(b) or applicable law.  Any adjustments made by the Plan Administrator shall be consistent with Code section 423 and shall be final, binding and conclusive.

5.                                      OFFERING PERIODS

(a)   Offer of Shares.  Shares of Common Stock shall be offered for purchase under the Plan through a series of consecutive Offering Periods until such time as the Plan terminates as set forth in Section 10(b).

(b)   Duration of Offering Period.  Each Offering Period shall be of such duration (not to exceed twenty-seven months) as shall be determined by the Plan Administrator prior to the beginning of such Offering Period.  Unless the Plan Administrator determines otherwise, before the beginning of the Offering Period, Offering Periods shall commence at six-month intervals on each January 1 and July 1 (or the next business day, if such date is not a business day) over the term of the Plan, and each Offering Period shall last for six months, ending on December 31 or June 30, as the case may be (or the next business day, if such date is not a business day).  Accordingly, unless the Plan Administrator determines otherwise, two separate Offering Periods shall commence in each calendar year during which the Plan remains in existence.

6.                                      ELIGIBILITY

(a)   Commencement of Participation.  Each individual who is an Eligible Employee on the start date of any Offering Period under the Plan may enter that Offering Period on such start date.  The Plan Administrator may provide in the enrollment forms that a Participant who is enrolled on the last day of an Offering Period will automatically be enrolled in the next following Offering Period on the same terms and conditions, including the authorized rate of payroll deductions.

(b)   Limitation on Participation.  Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.

(c)   Enrollment Forms.  Except as otherwise provided in Section 6(a) above, in order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) at such time on or before the beginning of that Offering Period as determined by the Plan Administrator.  An Eligible Employee who is actively participating in the Plan shall automatically be enrolled as a Participant for the next Offering Period, unless the Eligible Employee elects otherwise at least seven days prior to the beginning of the next Offering Period (or by such other date as the Plan Administrator determines) by filing the appropriate form with the Plan Administrator (or its designee).

7.                                      PAYROLL DEDUCTIONS

(a)   Elections.  The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of one percent of the Compensation paid to the Participant during each Offering Period, up to a maximum of ten percent of Compensation.  The deduction rate so authorized shall continue in effect throughout the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

(i)            The Participant may, at any time during the Offering Period, reduce his or her rate of payroll deduction, to become effective as soon as possible after filing the appropriate form with the Plan Administrator.  The Participant may not effect more than one such reduction per Offering Period.

(ii)           Prior to the commencement of any new Offering Period, a Participant may increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator.  The new rate (which may not exceed ten percent of Compensation) shall become effective on the start date of the first Offering Period following the filing of such form.

(b)   Commencement.  Payroll deductions shall begin on the first pay day as of which commencement is administratively feasible following the beginning of the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period.  The amounts so collected shall be credited to a book account established on the Company’s records for the Participant.  No interest shall accrue on the balance from time to time outstanding in such account.  The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

(c)   Cessation of Payroll Deductions.  Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the Plan.

(d)   Other Forms of Contributions.  The Plan Administrator may allow contributions to be made under the Plan in a form other than payroll deductions, consistent with Code Section 423, in which case references in the Plan to payroll deductions shall include such other contributions.

8.                                      PURCHASE RIGHTS

(a)   Grant of Purchase Rights.  A Participant shall be granted a separate purchase right for each Offering Period in which he or she is enrolled under the Plan.  The purchase right shall be granted on the start date of the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock upon the terms set forth below.  The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(b)   Exercise of the Purchase Right.  Each purchase right shall be automatically exercised on the Purchase Date for the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on the Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions for the Offering Period to the purchase of shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

(c)   Purchase Price. Unless the Plan Administrator determines otherwise prior to the beginning of the Offering Period, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall be equal to 95% of the Fair

Market Value per share of Common Stock on the Purchase Date.  The Plan Administrator may change the purchase price formula prior to the beginning of an Offering Period, provided that the purchase price may not be less than the minimum price allowable under Code section 423.

(d)   Number of Purchasable Shares.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions or lump sum contributions by check, as applicable, during the Offering Period by the purchase price in effect for the Participant for that Purchase Date.  However, unless the Plan Administrator determines otherwise before the Offering Period, the maximum number of shares of Common Stock that may be purchased by a Participant on any Purchase Date for an Offering Period shall be the number of shares equal to $25,000 divided by the Fair Market Value of Common Stock on the start date of the Offering Period, subject to adjustment as described in Section 4(b) and the accrual limitation under Article 9 below. The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the limitations on the number of shares that may be purchased by a Participant on each Purchase Date, subject to the accrual limitation under Article 9 below.

(e)   Excess Payroll Deductions.  If at any time the Plan Administrator determines that only whole shares may be purchased, any payroll deductions that are not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date, unless the Participant requests a refund.  However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitations on the maximum number of shares purchasable per Participant shall be promptly refunded.

(f)    Suspension of Payroll Deductions.  In the event that a Participant is, by reason of the accrual limitations in Article 9, precluded from purchasing additional shares of Common Stock on a Purchase Date, then no further payroll deductions shall be collected from such Participant with respect to that Purchase Date.  The Participant may elect to resume participation for an Offering Period scheduled to end in the following calendar year by making a timely filing of the prescribed enrollment forms, before the beginning of such Offering Period.

(g)   Withdrawal from Offering Period.  The following provisions shall govern the Participant’s withdrawal from an Offering Period:

(i)            A Participant may withdraw from the Offering Period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designee) at least thirty days prior to the Purchase Date (or such other date as the Plan Administrator determines), and no further payroll deductions shall be collected from the Participant with respect to that Offering Period.  Any payroll deductions collected during the Offering Period in which such withdrawal occurs shall, at the Participant’s election, be promptly refunded or held for the purchase of shares on the Purchase Date.  If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Offering Period in which such withdrawal occurs shall be promptly refunded.

(ii)           The Participant’s withdrawal from an Offering Period shall be irrevocable, and the Participant may not subsequently rejoin that Offering Period at a later date.  In order to resume participation in any subsequent Offering Period, the Participant must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the beginning of that Offering Period.

(h)   Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

(i)            If a Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, the Participant’s purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Offering Period in which the purchase right so terminates shall be promptly refunded to the Participant.

(ii)           If a Participant ceases to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right to elect to (A) withdraw all the payroll deductions collected to date on his or her behalf for that Offering Period or (B) have such funds held for the purchase of shares on his or her behalf on the Purchase Date, provided, however, if the Participant does not make such election at least thirty days prior to the Purchase Date, such funds shall be used for the purchase of shares on his or her behalf on the Purchase Date.  In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave.  Upon the Participant’s return to active service (x) within three months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant has a right to reemployment with the Company provided by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began if the return to service is in the same Offering Period (or, if in a different Offering Period, if Participants are automatically enrolled in the subsequent Offering Period), unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Eligible Employee for purposes of subsequent participation in the Plan and may re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) for a subsequent Offering Period.

(i)    Change in Control.  Unless the Plan Administrator determines otherwise, immediately prior to the effective date of any change in control of the Company, as determined by the Plan Administrator, each outstanding purchase right shall automatically be exercised by applying the payroll deductions of each Participant for the Offering Period in which the change in control occurs to the purchase of shares of Common Stock at a purchase price per share equal to 95% of the Fair Market Value per share of Common Stock immediately prior to the effective date of the change in control (or such other purchase formula as shall be in effect for the Offering Period, as determined by the Plan Administrator before the Offering Period).  The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.  The Company shall use its best efforts to provide at least ten days’ prior written notice of the occurrence of any change in control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the change in control.

(j)    Proration of Purchase Rights.  If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such Participant, shall be promptly refunded.

(k)   Assignability.  A purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

(l)    Stockholder Rights.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

(m)  ESPP Brokerage Account.  The shares of Common Stock purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm.  The account will be known as the ESPP Brokerage Account.  The following policies and procedures shall be in place for any shares deposited into the Participant’s ESPP Brokerage Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition under U.S. federal tax laws:

(i)            Unless the shares are sold, the shares must be held in the ESPP Brokerage Account until the later of the following two periods: (x) the end of the two-year period measured from the start date of the Offering Period in which the shares were purchased and (y) the end of the one-year period measured from the actual Purchase Date of those shares.

(ii)           Unless the shares are sold, the deposited shares shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account until the required holding period for those shares is satisfied.  Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms.  After the required holding period, the shares may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

(iii)          The foregoing procedures shall not in any way limit when the Participant may sell his or her shares.  These procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account.  In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account.  However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.

(iv)          The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in employee status.

9.                                      ACCRUAL LIMITATIONS

(a)   Dollar Limitation.  Notwithstanding anything in the Plan to the contrary, no Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent that such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code section 423) of the Company or any Company Affiliate, would otherwise permit the Participant to purchase more than $25,000 worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year in which such rights are at any time outstanding.

(b)   Application of Dollar Limitation.  For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall apply:

(i)            The right to acquire Common Stock under each outstanding purchase right shall accrue on each Purchase Date on which such right remains outstanding.

(ii)           No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year in which such rights were at any time outstanding.

(iii)          If a purchase right is outstanding in more than one calendar year, then Common Stock purchased pursuant to the exercise of such purchase right shall be applied first, to the extent allowable under this Article, against the $25,000 limitation for the earliest year in which the purchase right was outstanding, then, against the $25,000 limitation for each succeeding year, in order.

(c)   Refund.  If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the payroll deductions that the Participant made during that Offering Period with respect to such purchase right shall be promptly refunded.

(d)   Conflict.  In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

10.                               EFFECTIVE DATE AND TERM OF THE PLAN

(a)   Effective Date.  The Plan shall become effective at the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be purchased hereunder, until (i) the Plan shall have been approved by the stockholders of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation have been met.  In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial Offering Period hereunder shall be promptly refunded.

(b)   Term.  Unless sooner terminated by the Board, the Plan shall terminate upon the first to occur of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a change in control.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

11.                               AMENDMENT AND TERMINATION

(a)   Amendment; Termination.  The Board may alter, amend, suspend or terminate the Plan at any time, to become effective immediately following the close of any Offering Period.  In the event of Plan termination, any outstanding payroll deductions that are not used to purchase Common Stock on a Purchase Date pursuant to the Plan shall be promptly refunded to such Participants.

(b)   Stockholder Approval.  In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s stockholders: (i)

increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the allowable purchase price for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

12.                               GENERAL PROVISIONS

(a)   Death.  In the event of the death of a Participant, the Company shall deliver any shares of Common Stock, cash or both shares of Common Stock and cash held for the benefit of Participant to the executor or administrator of the estate of the Participant.

(b)   Expenses.  All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

(c)   No Right of Employment.  Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

(d)   Withholding.  If and to the extent that any stock purchases or sales under this Plan are subject to federal, state or local taxes, the Company is authorized to withhold all applicable taxes from shares issuable under the Plan or from other compensation payable to the Participant.

(e)   Transferability.  Neither payroll deductions credited to a Participant nor any rights with regard to the exercise a purchase right under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8(g).

(f)    Voting.  The Participant shall have no voting rights in shares that he or she may purchase pursuant to the Plan until such shares of Common Stock have actually be purchased by the Participant.

(g)   Governing Law.  The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

Schedule A

Participating Employers

ANESTA CORP.

ARANA THERAPEUTICS, INC.

CEPHALON, INC.

CIMA LABS INC.

A-1